Exhibit 10.07
SECOND AMENDMENT TO LEASE AGREEMENT
THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is entered into effective as of July 1, 2020 (the “Second Amendment Date”), by and between WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC, a Delaware limited liability company (“Landlord”), and DICERNA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).
RECITALS:
A.Landlord, as landlord, and Tenant, as tenant, entered into that certain Lease Agreement dated August 26, 2019 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated February 4, 2020 (the “First Amendment” and together with the Original Lease, the “Existing Lease”) relating to the leasing of certain premises (the “Premises”), consisting of approximately 22,766 rentable square feet, commonly known as Suite 100 and Suite 300, in the building located at 4949 Pearl East Circle, Boulder, Colorado 80301 (the “Building”), said Premises being more particularly described in the Existing Lease.
B.Landlord and Tenant desire (i) to set forth the requirements in order for Tenant to construct and operate a biotech laboratory within the Premises, and (ii) to amend other terms of the Existing Lease, all subject and pursuant to the terms and conditions set forth below.
NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
AGREEMENT:
1.Incorporation of Recitals. The parties agree that the “Recitals” contained above may not only be used to interpret this Second Amendment, but are themselves terms of this Second Amendment.
2.Biotech Laboratory Improvements.
a. Biotech Lab Area and Improvements. Provided that Tenant complies with the terms of this Second Amendment and the Existing Lease, Landlord approves for a biotech laboratory (the “Biotech Lab”) to be operated by Tenant within that certain portion of the Premises more particularly depicted as Suite 101 on Exhibit A attached hereto (the “Biotech Lab Area”), in accordance with the working drawings prepared by Kenny Davis Architects as Job Number 2018033, dated June 3, 2020, consisting of 12 pages (as amended from time to time by any approved changes thereto, the “Approved Working Drawings”), which improvements will include, but are not limited to, two exhaust stacks on the roof of the Building and a sound wall on the east side of the lower roof of the Building (collectively, the “Biotech Lab Improvements”). Landlord’s approval of the Biotech Lab, the Approved Working Drawings and the Biotech Lab Improvements does not and shall not constitute a representation or warranty by Landlord that such use, plans and specifications, or improvements comply with architectural guidelines and/or sound engineering practices or will comply with all applicable Laws, nor whether Tenant’s use or operation of the Biotech Lab will cause a nuisance (whether by sound, odor, vibration or otherwise) or unreasonable interference with other tenants of the Project. Tenant shall be solely responsible for compliance with all applicable Laws and to conduct its business, including the operation of the Biotech Lab, in accordance with the terms of the Lease, including, but not limited to, Sections 7.2 and 9.1 of the Original Lease. To the extent that any permits or registrations are required for the installation, maintenance or operation of the Biotech Lab or Biotech Lab Improvements, they shall be obtained in Tenant’s name and Tenant shall maintain such permits throughout the Term; provided, however, that Landlord agrees to use commercially reasonable efforts to cooperate with Tenant through any permitting process to the extent necessary, at no cost to Landlord.
b. Disclaimer. All Biotech Lab Improvements located outside the Premises shall be deemed to be included within the definition of Tenant’s Off-Premises Equipment for all purposes under the Lease. LANDLORD SHALL HAVE NO RESPONSIBILITY OR LIABILITY TO ANY TENANT PARTY FOR, LOSSES, DAMAGES OR INJURY TO PERSONS OR PROPERTY CAUSED BY, RELATED TO, OR ARISING OUT OF OR IN CONNECTION WITH, THE CONSTRUCTION, USE OF, OR FAILURE, NON-PERFORMANCE OR INADEQUATE PERFORMANCE OF, THE BIOTECH LAB IMPROVEMENTS, AND TENANT HEREBY RELEASES LANDLORD FROM ANY AND ALL LIABILITY FOR SUCH LOSSES, DAMAGES OR INJURY, EVEN IF CAUSED BY THE NEGLIGENCE OF

DMWEST #40107470 v4

Exhibit 10.07
LANDLORD OR ITS EMPLOYEES AND/OR AGENTS (BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES AND/OR AGENTS).
c. Repair, Removal and Restoration Obligations. Tenant shall repair any damage to the Building or the Project caused by or relating to the maintenance, use, operation or removal of the Biotech Lab Improvements. In addition, notwithstanding anything in the Existing Lease to the contrary, prior to the end of the Term, or, if earlier, within 15 days after the Lease or Tenant’s right to possession of the Premises has been terminated or Tenant vacates the Premises, Tenant shall, at its sole risk and expense, remove the Biotech Lab Improvements and restore the same to the condition that existed prior to the installation thereof, all subject to and in accordance with Section 21 of the Original Lease. If Tenant fails to do so, Landlord may retain or remove the same and dispose of them in any manner Landlord deems appropriate without liability to Tenant; Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith, plus an administrative fee of 15% of such costs, within 30 days after Landlord’s written request therefor.
3.Tenant’s Operation and Maintenance of the Biotech Lab.
a. Requirements. Tenant shall use, operate and maintain the Biotech Lab in a good, clean, and safe condition, in accordance with all applicable Laws, including architectural guidelines in effect for the area in which the Building is located as they may be amended from time to time, all manufacturer’s suggested maintenance programs, the approved plans and specifications therefor and in such a manner so as not to unreasonably interfere with any other tenants in the Project or any other equipment or systems in the Project, all at Tenant’s sole cost and expense. In the event any odors, exhaust fumes or noises do emanate from the Premises so as to unreasonably interfere with any other tenants in the Project or with Landlord’s ability to manage the Building or the Project, Landlord may take such actions as it deems necessary, in its reasonable discretion to abate, remedy and otherwise prevent such emanation of odors, exhaust fumes or noise and Tenant shall be liable for any expenses incurred by Landlord in connection with such abatement, remedial action or prevention, as Additional Rent.
b. Restrictions. Tenant may only use the Biotech Lab Improvements in connection with Tenant’s business. Except for agents, employees, independent contractors and partner employees (each of which shall be considered a “Tenant Party” for all purposes under the Lease) using the Biotech Lab Improvements, at Tenant’s direction in connection with Tenant’s business, Tenant shall not allow any third party to use such equipment, whether by sublease, license, occupancy agreement or otherwise, except in connection with Permitted Transfers and any other Transfers approved in writing by Landlord.
c. Noise, Vibrations, Odors and Exhaust. Tenant acknowledges that Landlord would not enter into this Second Amendment with Tenant unless Tenant assured Landlord that under no circumstances will any other occupants of the Building or the Project (including persons legally present in any outdoor areas of the Project) be subjected to noise, vibrations, odors or fumes (whether or not noxious), and that the Building and the Project will not be damaged by any exhaust, in each case from Tenant’s operations. Landlord and Tenant therefore agree as follows:
(i)Fixtures and equipment that cause noises or vibrations that may be transmitted to the structure of the Building to such a degree as to be objectionable to other tenants or occupants shall be placed and maintained by Tenant, at Tenant’s sole cost and expense, on vibration eliminators or other devices sufficient to eliminate such noises and vibrations to levels reasonably acceptable to Landlord and the affected tenants of the Project.
(ii)Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises.
(iii)Tenant shall in compliance with applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord requires. The placement and configuration of any ventilation exhaust pipes, louvers and other equipment not provided in the Approved Working Drawings shall be subject to Landlord’s approval. Tenant acknowledges Landlord’s legitimate desire to maintain the Project (indoor and outdoor areas) in an odor-free manner, and Landlord may require Tenant to abate and remove all odors in a manner that goes beyond the requirements of applicable Laws.

DMWEST #40107470 v4

Exhibit 10.07
(iv)Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s judgment be necessary or appropriate from time to time) to completely remove, eliminate and abate any odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s judgment, emanate from the Premises.
(v)Tenant’s responsibility to remove, eliminate and abate odors, fumes and exhaust shall continue throughout the Term. Landlord’s approval or construction of the Biotech Lab Improvements shall not preclude Landlord from requiring additional measures to eliminate odors, fumes and other adverse impacts of Tenant’s exhaust stream (as Landlord may designate in Landlord’s discretion). Tenant shall install additional equipment as Landlord requires from time to time under the preceding sentence.
(vi)If Tenant fails to install satisfactory odor control equipment within ten business days after Landlord’s demand made at any time, then Landlord may, without limiting Landlord’s other rights and remedies, require Tenant to cease and suspend any operations in the Premises that, in Landlord’s determination, cause odors, fumes or exhaust.
4.Secure Area. As contemplated by Section 9.1 of the Original Lease, the Biotech Lab Area shall be classified as a “secure area” for the storage of certain confidential information and materials, subject to the terms of the Lease. Except in cases of real or apparent emergency, in which case no approval shall be required, Landlord, prospective purchasers and lenders and prospective tenants shall be entitled to inspect or access the Biotech Lab Area only with Tenant’s prior approval (not to be unreasonably withheld, conditioned or delayed), and provided no Event of Default exists under the Lease, Tenant shall be permitted to provide an employee of Tenant to accompany Landlord and/or such third parties. Notwithstanding the foregoing, to be considered a secured area, Tenant shall clearly label and install conspicuous signage on the exterior of the Biotech Lab Area clearly designating such area as being a secure area. To the extent that Landlord or its contractors are prevented from entering the Biotech Lab Area, Landlord shall have no obligation to provide services to such areas, including janitorial services. To the extent additional janitorial services are required, such services shall be the sole responsibility of Tenant. In the event of an emergency, Landlord may acquire access to the Biotech Lab Area by any means necessary, including the immediate destruction of the locks and/or doors.
5.Hazardous Materials.
a. Approved Hazardous Materials. Tenant may only store and use those certain Hazardous Materials as set forth in, and up to the amounts listed on, Exhibit B attached hereto (the “Approved Hazardous Materials”), in the Biotech Lab Area only (but not in any other areas of the Premises or the Project), in compliance with all applicable Laws and sound scientific and medical practices, including any applicable permits. In the event Tenant desires to use any additional, or greater amounts of, Hazardous Materials in the Biotech Lab, Tenant shall make a written request to Landlord and may only do so with Landlord’s prior written approval, which approval may be granted or withheld by Landlord in its sole discretion. Landlord’s approval of the Approved Hazardous Materials or any additional Hazardous Materials does not and shall not constitute a representation or warranty by Landlord that the storage or use of the same complies with sound scientific or medical practices or will comply with applicable Laws, and such compliance shall be the sole responsibility and cost of Tenant. Notwithstanding anything to the contrary in the Existing Lease, Tenant acknowledges and agrees that Tenant shall, at Tenant's sole cost and expense, properly remove and dispose of all Hazardous Materials from the Premises and the Project in accordance with all applicable Laws and manufacturer’s instructions, all at Tenant’s sole risk, cost and expense. In no event may Tenant discharge or dispose of any such Hazardous Materials in any drains in the Building or otherwise on the Project, nor may Tenant use any element of the Building’s waste management system for the storage or disposal of any medical or other laboratory waste whatsoever. To the extent Tenant generates any Hazardous Materials as waste, Tenant shall properly document and report to Landlord and the United States Environmental Protection Agency (“EPA”), and all other required governmental authorities, if any, the types, amounts and disposal of all such waste, and, to the extent that any permits or registrations are required for the generation and/or disposal of such waste, obtain and maintain in Tenant’s name all such permits throughout the Term. No later than three business days after Tenant’s commencement of Biotech Lab

DMWEST #40107470 v4

Exhibit 10.07
operations in the Premises, Tenant shall submit to the EPA all necessary forms and materials in order to obtain an EPA hazardous waste generator identification number (“EPA ID”), and shall provide to Landlord Tenant’s unique EPA ID promptly upon receipt. Failure to submit such materials to the EPA within such three business day period or, following Tenant’s receipt thereof, to provide the EPA ID to Landlord within ten days after Landlord’s request therefor shall constitute an Event of Default under the Lease, time being of the essence with respect thereto.
b. Landlord’s Right to Test. At any time, and from time to time, during the Term, Landlord shall have the right to conduct appropriate tests of the Project or any portion thereof to demonstrate whether Hazardous Materials are present or contamination has occurred due to the acts or omissions of a Tenant Party. Tenant shall pay all reasonable costs of such tests. Without limiting the definition of Hazardous Materials as set forth in the Original Lease, Landlord and Tenant hereby agree that the definition of Hazardous Materials shall specifically include any body fluids, biologicals and medical, scientific or other laboratory wastes and materials.
c. Indemnity. Tenant shall be solely responsible for and shall defend, indemnify, and hold harmless Landlord, its representatives and agents and Landlord’s Mortgagee from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of, any property or inconvenience occurring in or on the Project or the Premises caused by Tenant’s use, storage, transportation, handling or possession of any Approved Hazardous Materials. This Section 5.3 is in addition to, and not in limitation of, any indemnity provided for in the Existing Lease.
6.Top-of-Building Signage. Subject to Landlord’s and all applicable authorities’ prior approval of the location, design, size, color, material composition and plans and specifications therefor, and provided that no Event of Default by Tenant exists under the Lease and Tenant is leasing at least 22,766 rentable square feet of space in the Building, Tenant shall have the right to one non-exclusive, non-illuminated top- of-Building sign up to a maximum size of 24 inches by 96 inches consisting of individual channel cut letters (the “Fascia Sign”) located on the west side of the Building and as generally depicted in Exhibit C attached hereto.
a. Sign Construction; Maintenance; Removal and Restoration. Tenant shall install and maintain the Fascia Sign in a good, clean and safe condition and in accordance with the Sign Requirements, all at Tenant's sole cost and expense (provided, that during the Term Landlord may elect to perform any repair or replacement of the Fascia Sign at Tenant’s sole cost). Tenant shall install the Fascia Sign prior to the first anniversary of the Second Amendment Date or Tenant’s rights under this Section 6 shall expire, time being of the essence with respect thereto. Prior to the end of the Term, or within five business days after Tenant's right to possess the Premises has been terminated, Tenant shall remove the Fascia Sign, repair all damage caused thereby and restore the Building, including the removal of any discoloration where the sign was located, to its condition before the installation of the Fascia Sign. Additionally, if Tenant fails to do so prior to the deadlines set forth above, Landlord may, without compensation to Tenant and at Tenant's expense, remove the Fascia Sign, perform the related restoration and repair work and dispose of the Fascia Sign in any manner Landlord deems appropriate.
b. Signage Rights Personal to Tenant; Changes. The rights granted to Tenant under this Section 6 are personal to Dicerna Pharmaceuticals, Inc., and may not be assigned to any party other than a Permitted Transferee of all of Tenant’s rights under the Lease, and may be revoked by Landlord if Tenant ceases to lease and to occupy the Premises. Any changes or additions to the Fascia Sign shall be subject to Landlord’s prior written approval, in Landlord’s sole discretion, and shall be made at Tenant's sole cost and expense. For all purposes under the Lease, the Fascia Sign shall be deemed to be Tenant's Off-Premises Equipment.
7.Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Second Amendment.
8.Confidentiality. Section 25.22 of the Original Lease is hereby incorporated herein as if fully set forth in this Second Amendment.
9.General Provisions.

DMWEST #40107470 v4

Exhibit 10.07
a. Ratification. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Combined Premises, the Building or the Complex, or with respect to the suitability of any part of the same for the conduct of Tenant’s business. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Tenant further confirms and ratifies that, as of the Second Amendment Date, (i) the Existing Lease is and remains in good standing and in full force and effect and has not been modified except as provided by this Second Amendment; (ii) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant; and (iii) as of the Second Amendment Date, there are no uncured defaults or unfulfilled obligations on the part of Landlord or Tenant.
b. Scope of Amendment; Defined Terms. Except as expressly provided in this Second Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Second Amendment and the Existing Lease as to the specific matters which are the subject of this Second Amendment, the terms and conditions of this Second Amendment shall control. All capitalized terms used in this Second Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise; provided, however, that the term “Lease” as used herein and, from and after the Second Amendment Date, in the Existing Lease shall refer to the Existing Lease as modified by this Second Amendment.
c. Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
d. Entire Agreement. The Existing Lease, as amended by this Second Amendment, contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.
e. Power and Authority. Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this Second Amendment.
f. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one document. To facilitate execution of this Second Amendment, the parties may execute and exchange, by telephone facsimile or electronic mail PDF, counterparts of the signature pages. Signature pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document.
g. Attorneys’ fees. In the event of litigation arising out of or in connection with this Second Amendment, the prevailing party shall be awarded reasonable attorneys’ fees, costs and expenses.
h. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.
i. No Option. The submission of this document for examination and review does not constitute an option or an offer to lease space in the Building or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord’s execution of the same.
j. List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A - Outline of Biotech Lab Area Exhibit B - Approved Hazardous Materials Exhibit C – Fascia Sign

[signature page follows]

DMWEST #40107470 v4

Exhibit 10.07

IN WITNESS WHEREOF, Landlord and Tenant have caused this Second Amendment to be executed as of the Second Amendment Date.

LANDLORD:

WESTERN OFFICE PORTFOLIO PROPERTY OWNER LLC,
a Delaware limited liability company

By:/s/ Brian Pearce
Name: Brian Pearce
Title: Authorized Signatory

TENANT:

DICERNA PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ Douglas W. Pagán

Name: Douglas W. Pagán

Title:  CFO

Signature Page
SECOND AMENDMENT TO LEASE AGREEMENT
4949 PEARL EAST CIRCLE, SUITES 100 AND 300
BOULDER, COLORADO 80301
(DICERNA PHARMACEUTICALS, INC.)

Exhibit 10.07
Exhibit A

Outline of the Biotech Lab Area

Exhibit A-1
DMWEST #40107470 v4

Exhibit 10.07
Exhibit B

Approved Hazardous Materials [See Attached]

Exhibit B-1
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-2
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-3
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-4
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-5
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-6
DMWEST #40107470 v4

Exhibit 10.07

Exhibit B-7
DMWEST #40107470 v4

Exhibit 10.07
Exhibit C

Fascia Sign
Exhibit C-1
DMWEST #40107470 v4